Exhibit 10.29
ALLEGRO MICROSYSTEMS, LLC
AMENDMENT TO SEVERANCE AGREEMENT

This Amendment (this “Amendment”) is entered into as of May 15, 2023 (the “Effective Date”) between Derek D’Antilio, Senior Vice President, CFO and Treasurer (“Executive”) and Allegro MicroSystems, LLC (the “Company”) and amends the Severance Agreement between the Executive and the Company dated January 10, 2022 (the “Original Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Original Agreement.
RECITALS
A.The parties entered into the Original Agreement to provide certain severance benefits to the Executive to enable the Executive to exert maximum effort toward the success of the Company and to continue his employment with the Company without undue concern regarding the security of his employment.
B.The parties wish to amend the Original Agreement to amend certain provisions regarding benefits that may arise if the Executive receives post-employment health care coverage from the Company pursuant to Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended, or similar state health care continuation coverage law.

NOW THEREFORE, in consideration of the Executive’s continued employment with the Company and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows, effective as of the Effective Date:
1.Amendment to Section 2.5. Section 2.5 of the Original Agreement is hereby deleted in its entirety and shall be replaced by the following new Section 2.5:
“2.5    In addition to the Severance Benefit, if Executive is a participant on the termination date in a group health plan of the Company that is subject to Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended, or similar state health care continuation coverage law (“COBRA”), Executive shall be entitled for up to eighteen (18) months after the termination date to Company payment of the entire cost of COBRA health insurance continuation coverage for Executive and Executive’s covered dependents, subject to the following conditions. The Company shall notify Executive of the right to continue Executive’s health insurance coverage pursuant to COBRA. To the extent that Executive timely elects to accept continued health insurance coverage under COBRA, the Company shall pay or reimburse to Executive the full monthly cost of Executive’s COBRA coverage. If Executive desires to continue health care coverage under COBRA after becoming eligible for other health insurance coverage, Executive may do so for the balance of the applicable COBRA period at Executive’s expense consistent with the requirements of COBRA. Notwithstanding the foregoing, the Company shall not be required to provide Executive with the healthcare continuation coverage benefits in this Section 2.5 if doing so would result in the imposition of penalties or other adverse consequences to the Company pursuant to the Patient Protection and Affordable Care Act of 2010, as amended, or any successor legislation or regulations thereunder. Payment of the health care continuation coverage benefit pursuant to this Section 2.5 shall be conditioned upon Executive’s timely execution of the Release described in Section 5 and the Release having become effective by its terms on or before the sixtieth (60th) day following Executive’s termination.”

2.General Provisions.
(a)This Amendment shall be and hereby is incorporated into and forms a part of the Original Agreement.
(b)Except as expressly provided herein, all terms and conditions of the Original Agreement shall remain in full force and effect, including without limitation, Section 9.4 thereof.
(c)This Amendment will be governed and construed in accordance with the laws of the State of New Hampshire, without reference to principles of conflict of laws that would cause the application of any other laws other than those of the State of New Hampshire.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

ALLEGRO MICROSYSTEMS, LLC
/s/ Joanne Valente
By: ______________________________
Name: Joanne Valente
Title: Senior Vice President and Chief
Human Resources Officer

EXECUTIVE
/s/ Derek D’Antilio
____________________________
Name: Derek D’Antilio